EXHIBIT 4.23

                 Demand Promissory Note dated September 24, 2004

                          Signed by Magellan Gold Corp.




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                             DEMAND PROMISSORY NOTE


USD $110,000.00                                               SEPTEMBER 24, 2004



FOR VALUE RECEIVED, the undersigned promises to pay to the order of MAGELLAN GOLD CORP. on the Maturity Date (as hereinafter defined) and at its principal office located in Vancouver, British Columbia, Canada, or at such other place as the holder of this Note may from time to time designate, the principal sum of ONE HUNDRED TEN THOUSAND DOLLARS ($110,000.00) in lawful money of the United States of America, without interest.

Principal due under this Note shall be due and payable on the date (the "MATURITY DATE") that is the earlier of (a) the one year anniversary of the date of this Note and (b) the date upon which the undersigned or either of Marsa Gold or Aitas Mining Company commits a material breach of that certain Letter Agreement entered into between the Lender, the undersigned, Marsa Gold and Aitas Mining Company dated September 23, 2004, pertaining to a share exchange transaction.

If principal is not paid when due, the undersigned promises to pay interest on all sums due at the rate of 18% per annum from the Maturity Date until paid, together with all costs of collection, including without limitation, legal fees, and all expenses in connection with the protection or realization of the collateral securing this Note, if any, or the enforcement of any guaranty hereof incurred by the holder(s) hereof on account of such collection, whether or not suit is filed hereon or thereon; such costs and expenses shall include, without limitation, all costs, expenses and legal fees incurred by the holder(s) hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the undersigned, or involving any endorser or guarantor hereof, which in any way affects the exercise by the holder(s) hereof of the rights and remedies of such holder(s) under this promissory note or under any security agreement or other agreement securing or guarantying this Note.

The undersigned, when not in default hereunder, will have the privilege of prepaying in whole or in part the principal sum without notice or bonus.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.

BULAKASHU MINING COMPANY.



By:  /s/ Oleg Kim
     -----------------------
     Oleg Kim, its President


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